UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for use of the commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
NETTIME SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:
15,382,404
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
$
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

NETTIME SOLUTIONS, INC.

8840 East Chaparral Road, Suite 100

Scottsdale, Arizona 85250

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY A MAJORITY OF OUR SHAREHOLDERS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

This Information Statement is being mailed or furnished to the shareholders of record of NETtime Solutions, Inc. (“we” or the “Company”) as of September 15, 2007 (the “Record Date”) to advise them that the Board of Directors and a majority of the shareholders of the Company have approved the sale (the “Asset Sale”) of substantially all of the assets of the Company, including the assets of its wholly-owned subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company, to NETtime Solutions, LLC, an Arizona limited liability company (“NETtime Solutions”), pursuant to the terms of a Memorandum of Understanding, dated as of September 24, 2007 (the “Memorandum of Understanding”).  Under the terms of the Memorandum of Understanding, certain insiders of the Company, including all of the members of the Company’s board of directors, the President and Chief Executive Officer, along with certain other shareholders of the Company, who will be collectively referred to as the “Contributors,” intend to form NETtime Solutions for the purpose of consummating the Asset Sale.  The Contributors intend to contribute the issued and outstanding shares of the Company that they collectively hold to NETtime Solutions pursuant to the terms of the limited liability company operating agreement governing NETtime Solutions.  Upon consummation of the transactions contemplated in the Memorandum of Understanding, NETtime Solutions and the Company will consummate the Asset Sale.

The terms of the Asset Sale are set forth in the form of Asset Purchase Agreement, to be entered into by and among the Company, its subsidiaries and NETtime Solutions.  Under the terms of the Asset Purchase Agreement, the Company, and not the stockholders of the Company, will receive all of the proceeds of the Asset Sale.  Shareholders owning, as of the Record Date, at least 9,830,518 shares of the common stock, representing approximately 64% of the outstanding voting power as of the Record Date, have executed written consents approving the Asset Sale (the “Approving Shareholders”). The Company plans to mail this Information Statement on or about October      , 2007, to stockholders as of the Record Date.

A copy of the form of Asset Purchase Agreement is attached to this Information Statement as Exhibit A.  The Asset Purchase Agreement requires that the Company change its name from “NETtime Solutions, Inc.” to “Tempco, Inc.” as part of this transaction (the “Amendment”).  A copy of the form of Amendment is attached to this Information Statement as Exhibit B.  The Board of Directors of the Company and the Approving Shareholders have similarly approved the Amendment.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Asset Sale and the Amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to our shareholders. We anticipate that the Asset Sale will be implemented promptly following the 20th day after this Information Statement is first sent to our shareholders. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

This Information Statement is dated September      , 2007

This Information Statement is being furnished to you solely for the purpose of informing you and the other shareholders of the matter described below in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

VOTE REQUIRED

As discussed in further detail below, the Asset Sale and the Amendment require the approval of shareholders holding a majority of the outstanding votes on the Record Date.  As of the Record Date, the common stock was our only class of outstanding voting securities. The holders of the common stock are entitled to one vote for each share.

MEETING NOT REQUIRED

As discussed in further detail below, Section 78.320 of the Nevada Revised Statutes (“Nevada Law”) provides that, unless otherwise provided in a corporation’s articles of incorporation or bylaws, actions required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding not less than a majority of the voting power of the company. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors decided to obtain, and did in fact obtain on the Record Date, the written consent of shareholders holding at least 9,830,518 shares of our common stock, which number of shares represents approximately 64% of the 15,382,404 shares of common stock outstanding on the Record Date and is more than the requisite number of votes that is necessary to authorize or take such action.

DISSENTERS RIGHTS OF APPRAISAL

There are no dissenter’s rights of appraisal applicable to this action to approve the Asset Sale or the Amendment.

THE TERMS OF THE ASSET PURCHASE AGREEMENT

SUMMARY

The bulleted summary that follows highlights selected information contained elsewhere in this Information Statement. It may not contain all of the information that is important to you. To fully understand the sale of substantially all of the Company’s assets, and for a more complete description of the Asset Sale and related matters, you should carefully read this Information Statement (including the form of Asset Purchase Agreement included as Exhibit A) in its entirety.

•                                          NETtime Solutions, Inc., through its subsidiaries, develops and markets a line of time and labor management software products.

•                                          NETtime Solutions, LLC, is an Arizona limited liability company formed for the purposes of consummating the Asset Sale.  The members of NETtime Solutions include certain of the Company’s officers, directors and shareholders.

•                                          Following the expiration of the 20-day period described in this Information Statement, NETtime Solutions, Inc. and NETtime Solutions, LLC intend to enter into the Asset Purchase Agreement, which provides that NETtime Solutions, LLC will purchase all of our assets, and the assets of our two operating subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company, for $1,042,000 and the assumption of all of NETtime Solutions, Inc.’s indebtedness, which includes $550,000 of trade payables and $1,500,000 of short and long-term notes

(the “Indebtedness”).  Pursuant to the terms of the Asset Purchase Agreement, the Company, and not the stockholders, will receive all of the proceeds of the Asset Sale.

•                                          The assets to be acquired include our software source code, infrastructure, related inventory, customers, and the use of the name “NETtime Solutions, Inc.”

•                                          The purchase price under the Asset Purchase Agreement will be payable as follows:

•                  An aggregate of 6,478,693 shares of NETtime Solutions, Inc. held by NETtime Solutions, LLC, as contributed by its members, will be redeemed by the Company in partial payment of the purchase price; and

•                  A unsecured promissory note in the aggregate principal amount of $200,000 will be issued by NETtime Solutions, LLC in favor of the Company in payment of the remainder of the purchase price.

•                                          The Asset Purchase Agreement provides that each party’s obligation to close is contingent upon obtaining approval of the Company’s shareholders of the transactions contemplated by the Asset Purchase Agreement.

•                                          NETtime Solution’s obligation to close under the Asset Purchase Agreement is further conditioned on, among other customary closing conditions: (i) the resignation of those of our officers and directors who will be members in NETtime Solutions, and the appointment of their successors, and (ii) obtaining all necessary third party consents and approvals.

•                                          NETtime Solution’s obligation to close under the Asset Purchase Agreement is further conditioned upon, among other customary closing conditions, having obtained a fairness opinion from Source Capital Group.

•                                          Consummation of the Asset Sale remains subject to certain additional requirements, including, without limitation, the satisfaction of the Company’s obligations under Regulation 14C of the Exchange Act.

CONTACT INFORMATION FOR PARTIES TO THE ASSET PURCHASE AGREEMENT

The Company’s principal executive offices are located at 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250.  Our phone number is (480) 296-0442.  We develop, manufacture and market a line of time and labor management software and hardware products.  Our products are designed to improve productivity by automating time and attendance, workforce scheduling and management of labor resources. We target our product solutions at small to mid-sized companies from 25 to 2,000 or more employees. Our solutions are offered in a 100% web-based application service provider model.

The principal executive offices of NETtime Solutions, LLC are located at 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250.  NETtime Solutions, LLC’s phone number is (480) 296-0400.  NETtime Solutions, LLC, is an Arizona limited liability company formed for the purposes of consummating the Asset Sale.  The members of NETtime Solutions, LLC include certain of NETtime Solutions, Inc.’s officers, directors and shareholders.  The members of NETtime Solutions, LLC have contributed the shares of common stock of NETtime Solutions, Inc. that they held to NETtime Solutions, LLC as their respective capital contributions.  As disclosed above, such contributed shares will be used, in

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part, by NETtime Solutions, LLC to pay the purchase price for the acquired assets under the terms of the Asset Purchase Agreement.

NETtime Solutions, LLC

The members of NETtime Solutions, LLC will consist of all members of the Company’s Board of Directors, the Company’s President and Chief Executive Officer, and certain of the Company’s shareholders.  NETtime Solutions, LLC was formed for the sole purpose of consummating the Asset Sale.  Upon obtaining the requisite approval by the Company’s shareholders for the Asset Sale, these individuals anticipate contributing to NETtime Solutions the 6,478,693 shares of common stock of the Company that they currently hold in the aggregate, as capital contributions to NETtime Solutions.  Under the terms of the Asset Purchase Agreement, the Company will redeem these contributed shares in partial payment of the purchase price. NETtime Solutions will issue an unsecured promissory note in payment of the remainder of the purchase price under the Asset Purchase Agreement.  The promissory note will have a term of three years, bear interest at an annual percentage rate of 9% and will be payable in full on the maturity date of the note.  In connection with the closing of the Asset Sale, the members of NETtime Solutions who are currently directors and officers of the Company will resign their respective positions with the Company.

PAST CONTACTS AND NEGOTIATIONS BETWEEN THE COMPANY AND THIRD PARTIES

The Company has had a three year relationship with a third-party payroll company.  In early 2007, the Company approached such company to discuss the possibility of acquiring the Company.  Since the third-party payroll company acquired the time and attendance business of another larger payroll company, such negotiations ceased.

In 2007, the Company began discussions with a third party with whom the Company had a strong partner relationship.  The Company currently offers time and attendance solutions to such third party’s customers.  These discussions never materialized.

In January and June 2007, the Company discussed with another third party the possibility of an acquisition.  Such discussions did not materialize.

REASONS FOR THE ASSET SALE

Through March 31, 2007, we have continued to experience recurring losses from our operations.  Due to our financial condition and the inability to continue ongoing operations with current cash flow, along with our debt obligations, our Board of Directors and management have determined the sale to be in the best interest of the Company’s stockholders. In addition, the Company sought a fairness opinion from a independent third party declaring the proposed transaction fair from a financial point of view to our stockholders. The transaction will result in the sale of substantially all of our assets to the newly formed NETtime Solutions, LLC, but maintain the corporate existence for some time to allow for the new Board of Directors, should it choose so, to seek to find a private operating company with which to combine.  No assurance can be given that the Company will be successful in its efforts to find a viable private operating company with which to combine or that any such operating company it does combine with will be profitable.

Management believes that for the Company to achieve sustainable profitability, the Company will need to reduce fees associated with being a public entity, such as accounting fees, legal fees, the cost of director and officer insurance and future Sarbanes-Oxley compliance expenses.

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To date, the Company has sustained recurring losses from operations through the fiscal year ended March 31, 2007 totaling approximately $9,000,000 and in the past 22 fiscal quarters has only reported net income two times.  During fiscal 2007, we have been able to meet our working capital requirements with our current cash reserves, cash generated from operations, our borrowing capacity under our two credit facilities, and by using the proceeds from the January 2007 sale of our reseller channel and certain other related assets to Synel Industries, Ltd., an Israeli registered corporation.  Due to our financial condition, along with other factors, including our inability to raise additional debt or equity capital on terms we feel commercially reasonable, our Board of Directors, upon the receipt of a fairness opinion from our financial advisor declaring the proposed transaction fair from a financial point of view to our stockholders, deemed it advisable and in the best interests of our stockholders to sell substantially all of our assets in accordance with the terms of the Asset Purchase Agreement and to consummate the Asset Sale.  The Asset Sale would permit us to retain a sufficient amount of cash ($40,000) to maintain our corporate existence for some period of time to allow the successor Board to seek to find an appropriate private operating company with which to combine or to distribute a substantial portion of the remaining proceeds to our shareholders, as it deems advisable.  Accordingly, we have determined that the Asset Sale is prudent at this time and in the best interests of the Company’s shareholders.

ASSETS SUBJECT TO THE SALE; PURCHASE PRICE

The assets to be acquired by NETtime Solutions under the Asset Purchase Agreement consist of substantially all of our assets, and substantially all the assets our two operating subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company.  The acquired assets include, without limitation, all intellectual property, all fixed and personal property, all rights under our assignable contracts, all of our infrastructure, which includes operations equipment, all inventory, and all of our customer contracts.  The aggregate purchase price for the acquired assets is $1,042,000,000, which will be paid at closing in the following manner:  (a) the Company will redeem from NETtime Solutions, LLC an aggregate of 6,478,693 shares of the Company’s common stock, which shares will have been contributed by its members, including certain of our current officers, directors and shareholders; and (b) NETtime Solutions will issue a unsecured promissory note in favor of the Company in the aggregate principal amount of $200,000 in payment of the remainder of the purchase price.  The purchase price also includes the assumption of the Indebtedness.

OTHER MATERIAL TERMS OF THE ASSET PURCHASE AGREEMENT

 The following is a summary of the significant provisions of the Asset Purchase Agreement. To fully understand the Asset Sale and the terms of the Asset Purchase Agreement, you should carefully read in its entirety the copy of the Asset Purchase Agreement that is included as Exhibit A to this Information Statement. The summary provided herein is qualified in its entirety by the terms of the Asset Purchase Agreement.

Assets to be Acquired.  NETtime Solutions is acquiring all of our assets, except those “Excluded Assets” listed on Schedule 1.1 to the Asset Purchase Agreement.

Assumption of Liabilities.  NETtime Solutions is assuming all of our liabilities, except those “Excluded Liabilities” listed on Schedule 1.5 to the Asset Purchase Agreement.

Purchase Price.  The purchase price for the assets to be acquired is $1,042,000 plus the assumption of the Indebtedness described above.

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Representations and Warranties.  Each of NETtime Solutions and the Company makes various customary representations and warranties in the Asset Purchase Agreement for the benefit of the other party.

Covenants.  The Company is bound by various covenants in the Asset Purchase Agreement, including, among others, the following:

•                                          We covenant not to enter into, modify, amend or terminate any material contract, or waive, release or assign any material rights or claims, not to incur any material liability or material indebtedness, and not to dispose of all or any of the acquired assets, or otherwise permit the acquired assets to become subject to any encumbrances, except as may otherwise be permitted;

•                                          We covenant to cooperate with NETtime Solutions in securing third-party consent, if applicable, for any contract or agreement relating to the acquired assets that requires such consent;

•                                          We covenant to deliver the resignations of the directors and officers of the Company who will become members of NETtime Solutions;

•                                          We covenant not to solicit an alternative offer for the sale of the acquired assets.

Closing Conditions.  The Company’s and NETtime Solutions’ obligations to consummate the Asset Sale are subject to the following conditions:

•                                          Both parties’ obligations are conditioned upon obtaining approval of the Company’s shareholders of the transactions contemplated by the Asset Purchase Agreement.

•                                          Among other customary closing conditions, NETtime Solutions’s obligations to consummate the Asset Sale are further conditioned upon the receipt of all required third-party consents and approvals to the Asset Sale, and receipt of the resignations of the directors and officers who will be a party to the Contribution Agreement.

•                                          Among other customary closing conditions, the Company’s obligations to consummate the Asset Sale are further conditioned upon the receipt of the fairness opinion from Source Capital Group, the Company’s financial advisor in connection with the Asset Sale.

Closing.  The closing of the Asset Sale is anticipated to occur in October 2007 immediately following the expiration of the 20-day period described in this Information Statement.

Termination.  The Asset Purchase Agreement may be terminated as follows:

•                                          By mutual agreement of the Company and NETtime Solutions;

•                                          By either party if the closing conditions of such party are not met by October 31, 2007, or if the other party has breached any representation, warranty or covenant, and failed to timely cure such breach; or

•                                          By either the Company or NETtime Solutions if the Asset Sale has not been completed by October 31, 2007.

Indemnification.  The Company will indemnify NETtime Solutions for any liabilities associated with a breach by the Company of any of its representations, warranties or covenants, any losses

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attributable to liabilities that NETtime Solutions has not assumed under the Asset Purchase Agreement, and any loss incurred as the result of the failure to obtain a required third-party consent to the assignment of any material contract to NETtime Solutions.

Fees and Expenses.  The Company will pay all fees and expenses (including all fees of counsel, actuaries, and accountants) incurred by any party in connection with the negotiation and execution of the Asset Purchase Agreement.

Federal Income Tax Consequences of the Asset Sale.  The Asset Sale will be treated as a taxable transaction for federal and state tax purposes.

Accounting Treatment.  Upon the completion of the Asset Sale, the assets and liabilities of the acquired assets will be removed from our consolidated balance sheet.

USE OF PROCEEDS; OUR BUSINESS AFTER THE ASSET SALE

The Company, and not our stockholders, will receive all of the net proceeds from the Asset Sale. We anticipate using the net proceeds from the Asset Sale in one or more of the following ways:

•                                          As working capital for our remaining operations (i.e., once we receive payment on the $200,000 note);

•                                          To explore potential opportunities for combining with a private operating company; or

•                                          The potential distribution of cash to our stockholders.

After completion of the Asset Sale, we will continue to operate as a public company, but we will have no existing operations. Our common stock will continue to be quoted on the over-the-counter bulletin board under the symbol NTMS.OB.  We have not yet made any definitive determination about our future business plans once the Asset Sale is consummated.  Immediately following the consummation of the Asset Sale, we will have no operating business or source of revenues, other than the secured note receivable from NETtime Solutions.  The Company’s directors will evaluate several possible options, including a possible transaction in which we sell or merge our “public” shell company to or with a private operating business whereby our stockholders would retain some ownership interest in the surviving public corporation. We anticipate that certain general and administrative expenses will be incurred until a transaction is completed, if ever. It is expected that these expenses will be directly related to the maintenance of the corporate structure, audit and tax filings and other ongoing required public filings.  To date, we have not entered into any agreements with any parties to complete such a transaction, and, should the Company’s future board of directors determine to pursue such a transaction, there is no assurance that we will be able to find a potential suitor on terms favorable to us, if at all.

FAIRNESS OPINION

Our Board of Directors retained Source Capital Group (“Source Capital”), financial advisor and investment banking firm, as its independent financial advisor with respect to the Asset Sale and the Asset Purchase Agreement and to render an opinion as to the fairness, from a financial point of view to the holders of our common stock, of the purchase price to be received by the Company.  In selecting Source Capital, the Board of Directors considered, among other things, the fact that Source Capital is a regionally recognized investment banking firm and is familiar with the Company and the market in which it operates.  In addition, the financial advisor is an experienced security analyst, providing analysis and research, valuation and investment opinions. The financial advisor holds NASD licenses 86 and 87

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reserved for research analysts.  As described herein, Source Capital’s opinion, dated September 14, 2007, was one of various conditions and factors taken into consideration by the Board of Directors in making its determination to approve and ratify the Asset Sale and the Asset Purchase Agreement.

Source Capital’s opinion with respect to the Asset Sale is that, as of the date of such opinion letter, based on the assumptions made therein, matters considered and limits of review undertaken by Source Capital, the purchase price to be received by the Company was fair, from a financial point of view to the holders of our common stock. Upon receipt of the fairness opinion, our Board approved the Sale and the Asset Purchase Agreement.

The full text of Source Capital’s written opinion, dated September 14, 2007, which sets forth the assumptions made, matters considered and limitations on review undertaken, is attached to this Information Statement as Exhibit C.  Source Capital’s opinion is directed to the Principal Accounting Officer of the Company and addresses the fairness of the consideration to be received by the Company from a financial point of view to the holders of our common stock.  Source Capital’s opinion does not address the underlying decision of the Company to engage in the transaction.  The discussion of the Source Capital opinion set forth in this Information Statement is qualified in its entirety by reference to the full text of such opinion.

In connection with its opinion, Source Capital reviewed certain publicly available financial information and other information concerning the Company and certain internal analyses and other information furnished to it by the Company.  Source Capital also considered the business and prospects of the Company.  Source Capital did not independently verify any of the information described above and for purposes of its opinion assumed the accuracy, completeness and fairness of all such information.  With respect to any financial information furnished by or discussed with the Company, Source Capital assumed that such information was prepared on the basis of reasonable assumptions and reflected the best currently available judgments and estimates of the management of the Company as to the likely future financial performance of the Company. Source Capital’s opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of such opinion.

We note that Jeff Silverman is a shareholder and broker at Source Capital and is the son of Anthony Silverman.  Anthony Silverman is a major shareholder of the Company and is expect to have an ongoing role in the Company following the closing of the transactions described in this Information Statement.

REGULATORY APPROVAL

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed Asset Sale other than the federal securities laws.  We must file the Amendment with, and have it accepted by, the Nevada Secretary of State to amend our articles of incorporation.

VOTE REQUIRED

On August 31, 2007, the Board of Directors, in reliance on Sections 78.140 and 78.315 of the Nevada Law, and the fairness opinion issued by Source Capital, approved the Asset Sale in accordance with the terms of the Asset Purchase Agreement, and declared it advisable and in the best interests of the Company and its stockholders.  Pursuant to Section 78.565 of the Nevada Law, the Asset Sale required the approval of shareholders holding a majority of the outstanding votes.  As of the Record Date, the common stock was our only class of outstanding voting securities. The holders of the common stock are entitled to one vote for each share.  On September 15, 2007, pursuant to Section 78.320 of the Nevada

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Law the holders of a majority of the aggregate voting power of the common stock of the Company as of the Record Date approved by written consent the proposed Asset Sale in accordance with the terms of the Asset Purchase Agreement.  Therefore, all required corporate action to approve the Asset Sale and the Asset Purchase Agreement has been taken.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

Because all intellectual property used by the Company in connection with the time and attendance software business, as well as rights to the name “NETtime Solutions, Inc.” are being sold to NETtime Solutions, LLC, we intend to amend our articles of incorporation, as amended (the “Amendment”), pursuant to Section 78.390 of the Nevada Revised Statutes, to change our name to “Tempco Inc.”  To become effective, the Amendment must be filed with the Nevada Secretary of State and designated as effective by the Board of Directors.  A copy of the Amendment to be filed with the Nevada Secretary of State is set forth in Exhibit B.  We intend to implement the Amendment as soon as reasonably practicable following the 20th day following the mailing of this Information Statement to our shareholders.

Our ticker (trading) symbol, which is currently “NTMS.OB,” and the CUSIP number of our common stock will both change as a result of the name change.  After the name change, shareholders will be permitted to, but need not, exchange their certificates to reflect the change in corporate name.  However, the existing certificates will continue to represent shares of our common stock.  Our transfer agent will issue stock certificates with the new company name as stock certificates are sent in upon transfers of shares by existing shareholders. The transfer agent for the common stock is:

American Stock Transfer & Trust Company, telephone number (800) 937-5449 or (718) 921-8124.  Postal address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and overnight address is Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

On August 31, 2007, the Board of Directors adopted a resolution setting forth the proposed terms of the Amendment and declared it advisable and in the best interests of the Company and its stockholders.  On September 15, the holders of a majority of the aggregate voting power of our common stock of the Company approved the proposed Amendment in accordance with Section 78.390 of the Nevada Revised Statutes.  Therefore, all required corporate action to approve the Amendment has been taken.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 14, 2007, concerning the beneficial ownership of shares of common stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company’s common stock; (ii) each Director; (iii) the Company’s Chief Executive Officer; and (iv) all directors and executive officers of the Company as a group.  To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number		Percent

Todd P. Belfer	1,671,485	(3)	10.8%
Lise M. Lambert	325,163	(4)	2.1%
Robert W. Zimmerman	405,175	(5)	2.6%
Tim Jeffries	40,000	(6)	0.2%
Thomas J. Klitzke	1,500	(7)	0.0%
Bahan Sadegh	277,860	(8)	1.8%
All directors and executive officers as a group	2,713,950	(9)	17.5%
Thomas S. Bednarik	1,027,750	(10)	6.4%
Joseph L. Simek	4,042,026	(11)	26.2%
Laurus Capital Management LLC	1,081,923	(12)	6.4%
Circle F. Ventures LLC	983,511		6.8%
Anthony Silverman	1,687,000		11.0%

(1)                                  A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right.  Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person.  The amounts and percentages are based upon 15,382,404 shares of common stock outstanding as of the Record Date.

(2)                                  The address of each of the beneficial owners is c/o NETtime Solutions, Inc., 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250, except for Circle F. Ventures LLC whose address is 17797 North Perimeter Drive, Suite 105, Scottsdale, Arizona 85255; Joseph L. Simek whose address is 611 North Road, Medford, Wisconsin 54461; Laurus Capital Management, LLC, whose address is 825 Third Avenue, 14th Floor, New York, NY  10022 and Anthony Silverman whose address is 2747 Paradise Road, #1405, Las Vegas, Nevada  89109.

(3)                                  Includes 475,000 shares of common stock underlying unexercised options that were exercisable on September 14, 2007, or within 60 days thereafter.

(4)                                  Includes 290,969 shares of common stock underlying unexercised options that were exercisable on September 14, 2007, or within 60 days thereafter.

(5)                                  Includes 255,000 shares of common stock underlying unexercised options that were exercisable on September 14, 2007, or within 60 days thereafter.

(6)                                  Includes 32,767 shares of common stock underlying unexercised options that were exercisable on September 14, 2007, or within 60 days thereafter.

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(7)                                  Includes 1,500 shares of common stock underlying unexercised options that were exercisable on September 14, 2007, or within 60 days thereafter.

(8)                                  Includes 116,250 shares of common stock underlying unexercised options that were exercisable on September 14, 2007, or within 60 days thereafter.

(9)                                  Includes 1,171,486 shares of common stock underlying unexercised options that were exercisable on September 14, 2007, or within 60 days thereafter.

(10)                            Includes 789,000 shares of common stock underlying unexercised options that were exercisable on September 14, 2007, or within 60 days thereafter.

(11)                            Includes 62,958 shares of common stock issuable upon exercise of warrants issued in consideration for entering into debt agreements during the fiscal year ended June 30, 2002.

(12)                            Includes 630,000 shares of common stock underlying warrants that were exercisable on September 14, 2007, or within 60 days thereafter.

VOTE OBTAINED

The number of outstanding shares of common stock as of the Record Date was 15,382,404. The following individuals owning the number of shares set forth opposite their names, consented in writing to the Amendment as of the Record Date:

Shareholder:	Number of Shares:
Joseph L. Simek	3,274,068
Joseph L. Simek Rev. Trust	25,000
Frances L. Simek	680,000
Robert W. Zimmerman	150,175
Belfer Labs LLC	26,349
To Be Limited, H. Belfer & S. Belfer	100,000
To Be Family LP	572,222
TPB Investments	852,344
TPB Investment Ltd	22,826
TPB Investments Ltd Partnership	294,966
Kay S. Silverman Rev. Trust	259,000
Kay S. Silverman Rollover IRA	502,432
Jeffrey A. Silverman	135,000
Katsinam Partners, A. Silverman Rollover IRA	1,687,000
Circle F Ventures LLC	981,111
Lise Lambert	34,193
Bahan Sadegh	161,610
Hayden R Fleming & Ladonna M Fleming Revocable Trust	72,222
TOTAL:	9,830,518

Section 78.320 of the Nevada Law provides that, unless otherwise provided in a corporation’s articles of incorporation or bylaws, actions required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding not less than at least a majority of the voting power of the company. Our Bylaws require the same

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proportion of votes.  Accordingly, the Asset Purchase Agreement and the Amendment were duly approved and no further votes will be needed.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information, including current reports on Form 8-K and annual and quarterly reports on Form 10-KSB and Form 10-QSB, with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

By Order of the Board of Directors

/s/ Bahan Sadegh

President and Chief Executive Officer

11

Exhibit A

Asset Purchase Agreement

Exhibit B

Amendment to Articles of Incorporation

Exhibit C

Fairness Opinion rendered by Source Capital Group dated September 14, 2007

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), is entered into as of October           , 2007, by and between NETtime Solutions, LLC, an Arizona limited liability company (“NETtime Solutions”), and NETtime Solutions, Inc., a Nevada corporation (“NETtime-NV”), and its wholly-owned subsidiaries, NETtime Solutions, Inc., an Arizona corporation (NETtime-AZ), and NetEdge Devices, LLC, an Arizona limited liability company (“NetEdge” and together with NETtime- AZ, the “Subsidiaries”).

RECITALS

A.            NETtime-NV, through the Subsidiaries, conducts a business that involves developing and marketing a line of time and labor management software products (the “Business”).

B.            Certain officers, directors and shareholders of NETtime-NV, as listed on Exhibit A attached hereto (the “Contributors”), desire to acquire the Business.

C.            NETtime Solutions is an Arizona limited liability company formed for the purpose of acquiring the Business.

D.            Pursuant to that certain Limited Liability Company Agreement, dated as of the date hereof, entered into by and among NETtime Solutions and the Contributors, the Contributors contributed an aggregate of 6,476,293 shares of the issued and outstanding common stock of NETtime-NV held by them (the “Contributed Shares”) to NETtime Solutions in exchange for 100% of the membership interests in NETtime Solutions.

E.             NETtime Solutions desires to acquire the Business and NETtime-NV and the Subsidiaries (together, the “Sellers”) desire to sell the same, subject to the terms and conditions of this Agreement.

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, NETtime Solutions and the Sellers agree as follows:

ARTICLE I
SALE OF ASSETS BY NETTIME

1.1           Sale of the Assets.

1.1.1        Except as disclosed on Schedule 1.1 hereto, and subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Sellers shall sell, convey, assign, transfer, and deliver to NETtime Solutions, and NETtime Solutions shall purchase and acquire from the Sellers, free and clear of any Encumbrances other than Permitted Encumbrances, all of the assets, properties, and business of every kind and description; wherever located; real, personal, or mixed; tangible or intangible; owned or held; or used primarily in the conduct of the Business by the Sellers, as the same shall exist on the date of this Agreement not disposed of in the ordinary course of business, and all assets and property thereafter acquired by the Sellers in respect of or used in the Business immediately prior to the Closing Date (collectively, the “Assets”).  Notwithstanding the foregoing, the transfer of the assets pursuant to this Agreement (the “Asset Sale”) shall not include the assumption of any liability related to the Assets unless NETtime Solutions expressly assumes such liability pursuant to Section 1.4.

1.1.2        Notwithstanding any provision of this Agreement or any Conveyance Instrument to the contrary, NETtime Solutions is acquiring only the Assets and is not acquiring any other asset of the Sellers, and all such other assets shall be retained by NETtime (all of such assets not being acquired hereinafter are set forth in Schedule 1.1, and referred to as the “Excluded Assets”)

1.2           Consideration.  The consideration for the Assets (the “Purchase Price”) will be (a) One Million Forty Two Thousand Dollars ($1,042,000.00) and (b) the assumption of all of NETtime Solution’s indebtedness existing as of the closing, including, without limitation, $55,000 of trade payables and $1,500,000 of short and long-term notes (the “Assumed Liabilities”). The Purchase Price shall be delivered by NETtime Solutions to the Sellers as follows:

1.2.1        The Contributed Shares shall be delivered to the Sellers at Closing.

1.2.2        An unsecured promissory note in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000.00) shall be delivered to the Sellers at Closing.

1.3           Conveyance Instruments.  In order to effectuate the contribution of the Assets as contemplated by this Article 1, NETtime has, or will hereafter, execute and deliver, or cause to be executed and delivered, all such documents or instruments of assignment, transfer, or conveyance (collectively, the “Conveyance Instruments” and together with this Agreement, the “Transaction Documents”), as the parties shall reasonably deem necessary or appropriate, to vest in or confirm title to the Assets to NETtime Solutions.

1.4           Assumed Liabilities.  Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, covenants, and agreements of the parties contained herein, NETtime Solutions hereby assumes and agrees to pay, discharge, or fulfill all of the liabilities and obligations arising out of or relating to the Assets and/or the Business existing as of the closing, excluding those liabilities relating to any contract breaches existing as of the closing (the “Assumed Liabilities”).

1.5           Excluded Liabilities.  Notwithstanding any provision of this Agreement or any Conveyance Instrument to the contrary, NETtime Solutions is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of the Sellers (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence of arising hereafter, and all such other liabilities and obligations shall be retained by and remain liabilities of the Sellers (all of such liabilities and obligations not being assumed hereinafter are set forth in Schedule 1.5, and referred to as the “Excluded Liabilities”).

1.6           Allocation.  The Purchase Price shall be allocated in accordance with Schedule 1.6.  In any proceeding related to the determination of any Tax, neither NETtime Solutions nor NETtime shall contend or represent that such allocation is not a correct allocation.

ARTICLE II
EVENTS OCCURRING ON THE CLOSING DATE

2.1           Closing Date.  The transactions contemplated in Article I of this Agreement shall occur (the “Closing”) on October         , 2007 (the “Closing Date”).

2.2           Deliveries by the Sellers.  On the Closing Date, the Sellers shall deliver to NETtime Solutions the following:

2.2.1        Appropriately executed copies of each Transaction Document to which it is a party, and such other documents as NETtime Solutions shall have reasonably requested to demonstrate compliance with, and in the furtherance of the transactions contemplated by, this Agreement;

2.2.2        The executed counterpart copies of all consents, approvals, authorizations, and permits, if any, from third parties referred to in Section 5.3 hereof.

2.3           Deliveries by NETtime Solutions.  On the Closing Date, NETtime Solutions shall deliver to the Sellers appropriately executed copies of each Transaction Document to which it is a party, and such other documents as the Sellers shall have reasonably requested to demonstrate compliance with, and in the furtherance of the transactions contemplated by, this Agreement.

2.3.2        NETtime Debt.  Upon the closing the transactions contemplated hereby, NETtime Solutions shall assume the Assumed Liabilities.

2.3.3        NETtime Name.  Promptly following the closing of the transactions contemplated by this Agreement, NETtime shall effect a change in the corporate names of NETtime-NV and NETtime-AZ, and that the new corporate names will not include the words “Net”, “Time”, or “NETtime”, or any combination or rephrasing of such words.  NETtime may continue to use its existing corporate name until such corporate name change is effective.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NETTIME

3.1           Organization.  NETtime-NV is a corporation that is validly existing, and in good standing under the laws of Nevada, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  NETtime-AZ is a corporation that is validly existing, and in good standing under the laws of Arizona, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  NetEdge is a limited liability company that is validly existing, and in good standing under the laws of Arizona, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

3.2           Authority; Enforceability.  Each of the Sellers has full power and authority to consummate the Asset Sale contemplated in the Transaction Documents. The execution and delivery by each of the Sellers of the Transaction Documents to which it is a party and the consummation by each of the Sellers of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar organizational action. Each Seller has duly executed and delivered each Transaction Document to which it is a party, and each Transaction Document to which it is a party, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or equitable principles relating to or limiting creditors’ rights generally.

3.3           No Violations.  Except for the filing with the SEC of (a) a proxy statement or information statement relating to the approval by the stockholders of NETtime-NV of the principal terms of this Agreement and the transactions contemplated hereby (the “Information Statement”) and (b) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby:

3.3.1        Requires any filing or registration with, or consent, authorization, approval, or permit of, any governmental or regulatory authority on the part of the Sellers;

3.3.2        Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (ii) to the knowledge of the Sellers, any law of any governmental or regulatory authority to which the Sellers or any of their respective properties or assets are subject;

3.3.3        Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Certificate or Articles of Incorporation or the Bylaws or Operating Agreement, as applicable, of the Sellers; or

3.3.4        Violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which any of the Sellers is a party or by which its properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of the Sellers which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the business or financial condition of the Sellers or the Business taken as a whole.

3.4           Patents, Trademarks, and Similar Rights.

3.4.1        Schedule 3.4 contains a list of all patents, copyrights, trademarks, trade names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs, and other intangible property, and any applications for the same, used in the Business and all goodwill associated with such intangible property (collectively, the “Intangible Property”); owned by the Sellers and used primarily in the Business and a list of all licenses and other agreements relating to Intangible Property which the Sellers are licensed or authorized to use by others in connection with the Business.

3.4.2        The Sellers have the sole and exclusive right to use the Intangible Property and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights and will result in NETtime Solutions having the sole and exclusive right to use all such Intangible Property used primarily in the Business;

3.4.3        No claims have been asserted by any person or entity for the use of any such Intangible Property or challenging or questioning the validity or effectiveness of any such license or agreement, and the Sellers have no knowledge of any valid basis for any such claim; and

3.4.4        To the knowledge of the Sellers, the use of such Intangible Property by the Sellers does not infringe on the rights of any person or entity.

3.5           Title to Assets; Encumbrances.  The Sellers own good and transferable title to all Assets free and clear of any Encumbrances other than those described in Schedule 3.5.  NETtime warrants to NETtime Solutions that, at the time of the Closing, all Assets shall be free and clear of all Encumbrances other than those identified on Schedule 3.5 as acceptable to NETtime Solutions (“Permitted Encumbrances”).

3.6           Brokers or Finders.  The Sellers have not employed any agent, broker, investment banker, financial advisor or other firm or Person who is or may be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the contemplated transactions hereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NETTIME SOLUTIONS

4.1           Organization.  NETtime Solutions is a limited liability company that is validly existing, and in good standing under the laws of Arizona, with the organizational power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

4.2           Authority; Enforceability.  NETtime Solutions has full power and authority to consummate the transactions contemplated in the Transaction Documents. The execution and delivery by NETtime Solutions of the Transaction Documents to which it is a party and the consummation by the NETtime Solutions of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action. NETtime Solutions has duly executed and delivered each Transaction Document to which it is a party, and each Transaction Document to which it is a party, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or equitable principles relating to or limiting creditors’ rights generally.

4.3           No Violations.  Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby:

4.3.1        Requires any filing or registration with, or consent, authorization, approval, or permit of, any governmental or regulatory authority on the part of NETtime Solutions;

4.3.2        Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (ii) to the knowledge of NETtime Solutions, any law of any governmental or regulatory authority to which NETtime Solutions or any of its properties or assets are subject;

4.3.3        Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Certificate of Formation or the Operating Agreement of NETtime Solutions; or

4.3.4        Violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which NETtime Solutions is a party or by which its properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of NETtime Solutions which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the business or financial condition of the NETtime Solutions.

4.4           Brokers or Finders.  NETtime Solutions has not employed any agent, broker, investment banker, financial advisor or other firm or Person who is or may be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the contemplated transactions hereunder.

ARTICLE V
COVENANTS OF THE PARTIES

5.1           Interim Operations of the Sellers.  Each of the Sellers covenants and agrees that, after the date of this Agreement and prior to the Closing Date, except as may otherwise be agreed between the parties to this Agreement, it shall not (a) enter into, modify, amend or terminate any material contract, or waive, release or assign any material rights or claims, (b) incur any material liability or material indebtedness, or (c) sell, transfer, lease, license or otherwise dispose of all or any of the Assets, or otherwise permit the Assets to become subject to any Encumbrances, excluding Encumbrances set forth on Schedule 3.5.

5.2           Stockholder Consent.  NETtime-NV shall, as promptly as practicable following the execution of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders, or solicit the written consent of stockholders holding the requisite number of shares of NETtime-NV’s common stock, to approve the principal terms of this Agreement and the Transactions.  NETtime-NV shall, through its Board of Directors, recommend to its stockholders approval of the principal terms of this Agreement and the transactions contemplated hereby and shall include such recommendation in the Information

Statement; provided, however, that no director or officer of NETtime-NV shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

5.3           Permits; Consents.

5.3.1        Each of the Sellers (i) has maintained in full force and effect and renewed, when required, all permits, licenses, certificates, approvals or authorizations necessary for the conduct of the Business (“Permits”), and (ii) has obtained or will obtain at the earliest practicable date hereafter all consents, approvals, governmental filings, authorizations, and Permits necessary for (A) the consummation of the transactions contemplated by this Agreement, and (B) the continued conduct of the Business by NETtime Solutions after the Closing Date as it is presently conducted by the Sellers, and delivers herewith or will deliver when obtained hereafter to NETtime Solutions copies of each such consent, approval, governmental filing, authorization, and Permit.

5.3.2        To the extent that any of the contracts, leases, agreements, Permits, plans, commitments, purchase orders, or other binding arrangements relating to the Assets (“Contracts”) cannot be assumed by or assigned to NETtime Solutions without the consent of another party, and such consent has not been obtained as of the Closing Date, each of the parties hereto agrees to cooperate with the other in any reasonable arrangement designed to enable the Sellers to perform their obligations under, and to provide for NETtime Solutions the benefits of, any such Contracts, including enforcement, for the account of NETtime Solutions, of any and all rights of the Sellers against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.  The Sellers will promptly pay to NETtime Solutions when received all monies received by the Sellers under any such Contracts.

5.4           Information Statement.  NETtime-NV has prepared and filed an Information Statement with the SEC.  NETtime-NV shall use its reasonable best efforts to secure the consent of the stockholders of NETtime-NV to the transactions contemplated hereby.

5.5           Employee Matters.

5.5.1        NETtime Solutions shall offer employment with NETtime Solutions to each employee of NETtime or the Subsidiaries engaged primarily in the Business (such employees are hereinafter referred to as the “Business Employees”) who on the Closing Date is actively employed by NETtime or the Subsidiaries or who was actively employed by NETtime or the Subsidiaries or who was actively employed by NETtime or the Subsidiaries but is on authorized leave of absence, military service, or layoff with recall rights as of the Closing Date, but shall exclude any other inactive or former Business Employee, including any person who is on short-term or long-term disability or who has terminated his or her employment, retired, or died on or before the Closing Date.  All such Business Employees who are offered employment by NETtime Solutions and who accept such employment shall be collectively referred to as the “Transferred Employees.”

5.5.2        NETtime Solutions covenants and agrees to assume all responsibility and liability with respect to the vested accrued benefits (including any claims with respect to any medical benefits that were incurred but not reported prior to the Closing Date as of the Closing

Date) of the Transferred Employees (including any beneficiary or dependent thereof) under NETtime employee welfare benefit plans, employee pension benefit plans, and employee fringe benefit arrangements and any other liabilities or obligations relating to NETtime employee benefits or compensation, for periods ending on or prior to the Closing Date.

5.5.3        Benefit Plans.    Upon or as soon as practicable after the Closing Date, NETtime Solutions shall establish such benefit programs for the benefit of its employees, including the Transferred Employees, as it determines are consistent with industry practice.

5.5.4        No Limitations.    Nothing in this Article 5 shall be construed to limit the right of NETtime Solutions to amend or terminate any benefit plan or to modify any compensation arrangement after the Closing Date or to terminate any employee for any reason at any time (subject to the provisions of any written employment contracts entered into between NETtime Solutions and such employee) following the Closing Date.

5.6           Resignations; Elections.  At the Closing, NETtime and the Subsidiaries will deliver: (a) the applicable written resignations of the directors and officers of NETtime and the Subsidiaries, together with a release of NETtime and the Subsidiaries executed by each such person in the form of Exhibit A attached hereto, and (b) resolutions appointing directors to fill such vacancies on the Board of Directors of NETtime.

5.8           Negotiation of Alternative Transaction.  Between the date of this Agreement and the Closing Date, neither NETtime, the Subsidiaries nor any of their officers, directors, employees, shareholders, agents or advisors shall solicit, initiate, furnish information relating to or participate in any discussions or negotiations with any Person concerning the sale or other disposition of all or substantially all of the capital stock of NETtime or the subsidiaries, or a merger, consolidation, or sale of all or substantially all of the assets, or any material assets, of NETtime or the Subsidiaries.  Notwithstanding the foregoing, NETtime may engage in discussions with third parties for the sole purpose of the sale of NETtime as a corporate shell and without any of the Assets if and only if the terms would include the consummation of the transactions in accordance with the terms of this Agreement and such transaction will not delay either the solicitation of shareholder consent in favor of this Agreement or the consummation of the transactions contemplated hereby

5.9           Best Efforts.  Prior to the Closing, upon the terms and subject to the conditions of this Agreement, NETtime Solutions, NETtime and the Subsidiaries shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the transactions contemplated hereby as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the transactions contemplated hereby, and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any Person.  In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Person required to be obtained prior to Closing.

5.10         Cooperation on Tax Matters.   NETtime and NETtime Solutions shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  NETtime Solutions and NETtime agree (a) to retain all books and records which are relevant to the determination of the Tax liabilities pertinent to the Assets until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Taxing Authority, and (b) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, NETtime Solutions or NETtime, as the case may be, shall allow the other party to take possession of such books and records.

ARTICLE VI
CONDITIONS TO CLOSING

6.1           Conditions to Each Party’s Obligation to Close. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

6.1.1        Stockholder Approval. The requisite number of stockholders of NETtime shall have approved the Agreement and the transactions contemplated hereunder.

6.2           Conditions to NETtime Solutions’s Obligation to Close. The obligations of NETtime Solutions to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which conditions may be waived by NETtime Solutions at its sole and absolute discretion):

6.2.1        Consents Obtained. All consents and approvals of any Person necessary to the consummation of the Closing and the transactions contemplated hereby shall have been obtained;

6.2.2        Resignations and Releases.  NETtime Solutions shall have received the resignations of the officers and directors of NETtime and the Subsidiaries and the releases contemplated by Section 5.6.

6.2.3        Material Adverse Change. There shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of NETtime and the Subsidiaries taken as a whole;

6.2.4        Representations and Warranties. All of the representations and warranties of NETtime and the Subsidiaries set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

6.2.5        Breach. Neither NETtime nor the Subsidiaries shall have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of NETtime or the Subsidiaries to be performed or complied with by it under this Agreement.

6.2.6        Officer’s Certificate.  NETtime and the Subsidiaries shall have delivered to NETtime Solutions at the Closing a certificate signed by the president of NETtime and the Subsidiaries, dated the Closing Date, in form and substance satisfactory to NETtime Solutions, to the effect that, as of the Closing Date, (a) all of the representations and warranties of NETtime set forth in this Agreement that are qualified as to materiality are true and complete, (b) all such representations and warranties that are not so qualified are true and complete in all material respects, (c) NETtime and the Subsidiaries have performed all obligations required under this Agreement to be performed by it at or prior to the Closing, and (d) there has not occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of NETtime and the Subsidiaries, taken as a whole, or on the Assets.

6.3           Conditions to NETtime’s and the Subsidiaries’ Obligations to Close. The obligations of NETtime to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which conditions may be waived by NETtime at its sole and absolute discretion):

6.3.1        Fairness Opinion.  Source Capital Group shall have issued its fairness opinion, which fairness opinion shall provide that the consideration to be received by NETtime and the Subsidiaries under the terms of this Agreement are fair to NETtime and the Subsidiaries.

6.3.2        Representations and Warranties. All of the representations and warranties of NETtime Solutions set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

6.3.3        Breach. NETtime Solutions shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of NETtime Solutions to be performed or complied with by it under this Agreement; and

6.3.4        Officer’s Certificate. NETtime Solutions shall have delivered to NETtime at the Closing a certificate signed by the manager of NETtime Solutions, dated the Closing Date, in form and substance satisfactory to NETtime, to the effect that, as of the Closing Date, (a) all of the representations and warranties of NETtime Solutions set forth in this Agreement that are qualified as to materiality are true and complete, (b) all such representations and warranties that are not so qualified are true and complete in all material respects, and (c) NETtime Solutions has performed all obligations required under this Agreement to be performed by it at or prior to the Closing.

ARTICLE VII
TERMINATION

7.1           Termination.  The transaction contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

7.1.1        By the mutual written consent of NETtime Solutions and NETtime.

7.1.2        By either NETtime Solutions or NETtime on or after October 31, 2007, if the Closing shall not have occurred by such date, and if the failure of the Closing to occur is not the result of a breach of a representation, warranty or covenant by any party hereto.

7.1.3        By NETtime if: (a) NETtime Solutions shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by NETtime to NETtime Solutions specifying such breach; or (b) the conditions set forth in Section 6.3 are not satisfied or otherwise waived on or prior to October 31, 2007.

7.1.4        By NETtime Solutions if: (a) NETtime or the Subsidiaries shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by NETtime Solutions to NETtime specifying such breach, or (b) the conditions set forth in Section 6.2 are not satisfied or otherwise waived on or prior to October 31, 2007.

7.2           Effect of Termination.  In the event of termination of this Agreement by either Buyer or the Company as provided in Section 7.1 above, this Agreement shall forthwith terminate, and there shall be no liability on the part of NETtime Solutions, or on the part of NETtime or the Subsidiaries, except liabilities arising from a breach of this Agreement prior to such termination.

ARTICLE VIII
INDEMNIFICATION

8.1           Indemnification Obligations.  NETtime and the Subsidiaries shall jointly and severally indemnify, defend and hold harmless the NETtime Solutions Indemnified Persons for, from and against and in respect of all Losses:

8.1.1        that arise out of any breach by NETtime or the Subsidiaries of their respective representations and warranties contained in or made pursuant to this Agreement;

8.1.2        that arise out of any breach by NETtime or the Subsidiaries of their respective covenants or agreements contained in or made pursuant to this Agreement;

8.1.3        related to Excluded Liabilities; and

8.1.4        that arise from the failure to obtain any required consent (with respect to the assignment of the Contracts) in connection with the transactions contemplated hereby.

8.2           Indemnification Procedures.  NETtime Solutions shall give NETtime prompt notice of any third-party claim that may give rise to any indemnification obligation under this Article VIII, together with the estimated amount of such claim, and NETtime shall, with the approval of NETtime Solutions which shall not be unreasonably withheld, have the right to assume the defense at NETtime’s expense of any such claim through counsel of NETtime’s own choosing by so notifying NETtime Solutions within 30 days of the first receipt by NETtime of such notice from NETtime Solutions; provided, however, that any such counsel shall be reasonably satisfactory to NETtime Solutions.  If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any NETtime Solutions Indemnified Person and NETtime exists in respect of such third-party claim, NETtime shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to eliminate such conflict. NETtime shall be liable for the fees and expenses of counsel employed by NETtime Solutions for any period during which NETtime has not assumed the defense of any such third-party claim (other than during any period in which NETtime Solutions will have failed to give notice of the third-party claim as provided above).  If NETtime assumes such defense, NETtime Solutions shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by NETtime, it being understood that NETtime shall control such defense.  If NETtime chooses to defend or prosecute any third-party claim, NETtime Solutions shall agree to any reasonable settlement, compromise or discharge of such third-party claim that NETtime may recommend and that, by its terms, discharges NETtime Solutions and the NETtime Solutions Indemnified Persons from the full amount of liability in connection with such third-party claim; provided, however, that, NETtime shall not consent to, and NETtime Solutions shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting NETtime Solutions or any Affiliate of NETtime Solutions or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each NETtime Solutions Indemnified Person that is the subject of such third-party claim.

ARTICLE IX
DEFINITIONS

9.1           Definitions.  For the purpose of this Agreement, the following terms have the following meanings:

9.1.1          “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

9.1.2        “Encumbrances” shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title, transfer or use of any nature whatsoever other than liens for taxes, assessments or other governmental charges which were incurred in the ordinary course of business and are not due and payable.

9.1.3        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

9.1.4        “Losses” shall mean any and all losses, liabilities, claims, diminution of value, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys’ fees and expenses and reasonable accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of NETtime Solutions arising under ARTICLE VIII) incurred by any of the NETtime Solutions Indemnified Persons.

9.1.5        “NETtime Solutions Indemnified Persons” means NETtime Solutions, its Affiliates and each of its officers, directors, members, managers, employees, agents and representatives.

9.1.6        “Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, and any governmental authority, including any federal, state, local or foreign government department, regulatory agency, authority, commission, board, tribunal or court or other law, rule or regulation-making entity.

9.1.7        “SEC” means the Securities and Exchange Commission.

9.1.8        “Tax” means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax, or additional amount imposed by any governmental authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), and (ii) liability for the payment of any amounts of the type described in (i) as a result of any express obligations to indemnify any other Person.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1         Amendment and Modification.  This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

10.2         Survival.  The covenants, agreements, representations, and warranties of the parties hereto contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date.

10.3         Waiver of Compliance; Consents.  Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.4         Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any party may assign any of its rights hereunder but only with the consent of the other party hereto, which consent shall not be unreasonably withheld, but no such assignment shall relieve it or its obligations hereunder.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties, any successors and permitted assigns, any rights, remedy, or claim under or by reason of this Agreement or any provisions herein contained.

10.5         Expenses, Transfer Taxes, Etc.  All fees and expenses (including all fees of counsel, actuaries, and accountants) incurred by any party in connection with the negotiation and execution of this Agreement shall be borne by NETtime.

10.6         Further Assurances.  From time to time, at the request of NETtime or NETtime Solutions and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as NETtime or NETtime Solutions may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in NETtime Solutions good and marketable title to the Assets.  NETtime hereby constitutes and appoints, effective as of the Closing Date, NETtime Solutions and its successors and permitted assigns as the true and lawful attorney of NETtime with full power of substitution in the name of NETtime Solutions or in the name of NETtime, but for the benefit of NETtime Solutions, to collect for the account of NETtime Solutions any items of Assets and to institute and prosecute all proceedings which NETtime Solutions may in its reasonable discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Assets, and to defend or compromise any and all actions, suits, or proceedings in respect of the Assets.  NETtime Solutions shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

10.7         Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Arizona (without regard to its conflicts of law doctrines).

10.8         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

10.9         Headings.  The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.10       Entire Agreement.  This Agreement, including the exhibits, schedules and other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

10.11       Severability.  If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this

Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.12       Schedules and Exhibits.  All schedules and exhibits attached hereto are hereby incorporated in and made a part as if set forth in full herein.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NETTIME SOLUTIONS, INC.,
a Nevada corporation

By:
Name:
Its:

NETTIME SOLUTIONS, INC.,
an Arizona limited liability company

By:
Name:
Its:

SCHEDULE 1.1

EXCLUDED ASSETS

Cash on hand in the amount of $40,000

SCHEDULE 1.5

EXCLUDED LIABILITIES

Liabilities relating to the Sellers or the Assets arising after the Closing and to contract breaches arising prior to the Closing.

SCHEDULE 1.6

PURCHASE PRICE ALLOCATION

SCHEDULE 3.4

INTANGIBLE PROPERTY

SCHEDULE 3.5

ENCUMBRANCES

EXHIBIT A

FORM OF DIRECTOR AND OFFICER RELEASE